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                             ECO SOIL SYSTEMS, INC.
                              10740 THORNMINT ROAD
                           SAN DIEGO, CALIFORNIA 92127


                                                    Dated as of January 21, 2000


TO EACH OF THE PURCHASERS LISTED IN
     THE ATTACHED ANNEX 1

                               Amendment No. 5 to
                       Note and Warrant Purchase Agreement

                               Amendment No. 1 to
                          Registration Rights Agreement
                          -----------------------------

Ladies and Gentlemen:

                  Reference is made to the Note and Warrant Purchase Agreement, dated as of August 25, 1998, as amended by letter agreements dated March 31, 1999, June 30, 1999, November 12, 1999, and December 21, 1999 (as
so amended, the "Note Agreement"), among Eco Soil Systems, Inc., a Nebraska corporation (the "Company"), and Albion Alliance Mezzanine Fund, L.P. and Paribas Capital Funding LLC (collectively, the "Purchasers"); and to the Registration Rights Agreement, dated as of December 21, 1999 (the "Registration Rights Agreement"), among the Company and each of the Purchasers. The Purchasers hold 100% of the Notes outstanding under the Note Agreement. Capitalized terms used herein without definition have the meanings specified therefor in the Note Agreement.

                  The Company requests the consent of the Purchasers to certain transactions and to certain amendments of the Note Agreement and the Registration Rights Agreement, and the Purchasers are willing to consent to such transactions and amendments, on the terms and subject to the conditions set forth herein.

                  The parties agree as follows:

                  1. CONSENT TO INCURRENCE OF DEBT. The Purchasers hereby consent to the incurrence today by the Company of $4,500,000 principal amount of Debt pursuant to the 7% Debentures. The Purchasers acknowledge and agree for the benefit of the holder or holders of the 7% Debentures from time to time that the Debt of the Company outstanding thereunder (notwithstanding any restriction in the Note Agreement that would have prohibited the incurrence of such Debt in the absence of

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this consent) is "Superior Debt" for all purposes of section 13 of the Note
Agreement. The Purchasers have reviewed the 7% Debentures, the Convertible Debentures and Warrants Purchase Agreement pursuant to which the 7% Debentures are being issued, and the related ancillary documentation, and such instruments and documents are satisfactory to the Purchasers.

                  2. AMENDMENTS TO THE NOTE AGREEMENT. 2.1. AMENDMENT OF
SECTION 10.19. Section 10.19 of the Note Agreement is hereby amended and restated to read in its entirety as follows:

                           "10.19. SALE OF EQUITY SECURITIES. Without the consent of the holders of at least 60% in principal amount of the Notes at the time outstanding, the Company will not, and will not permit any Subsidiary to, issue or sell any shares of its capital stock (other than pursuant to (i) the exercise of employee stock options and warrants and (ii) Earn Out Obligations) or securities convertible into or exchangeable or exercisable for shares of its capital stock, except that without such consent (a) any Subsidiary may issue such shares or other securities to the Company and (b) the Company may sell shares of Common Stock at a price of not less than $2.50 per share with warrant coverage of up to 40% (I.E., with warrants attached permitting the purchase, for an exercise price of not less than $2.50 per share, of a number of additional shares not exceeding 40% of the number of shares of Common Stock so issued) for aggregate proceeds of up to $3,500,000."

                  2.2. ADDITIONAL DEFINITIONS. The following defined terms are hereby added to section 14 of the Note Agreement in the appropriate alphabetical order:

                           "AMENDMENT NO. 5:  Amendment No. 5 to this Agreement,
 dated as of January 21, 2000.

                           "7% DEBENTURES: the 7% Senior Secured Convertible Debentures due January 21, 2001 of the Company, to be issued on January 21, 2000 in the principal amount of $4,500,000."

                  2.3. AMENDMENT OF CERTAIN DEFINITIONS. The following defined term is hereby amended and restated to read in its entirety as follows:

                           "EQUITY PROCEEDS: as of any date of determination, the aggregate amount of the net cash proceeds received by the Company or any of its Subsidiaries from the sale of shares of its capital stock (other than pursuant to the exercise of employee stock options or warrants) or securities convertible into or exchangeable or exercisable for shares of its capital stock, during the period from the

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         date of Amendment No. 4 to and including the date of determination;
         PROVIDED that the first $8,000,000 of net cash proceeds received by the Company from the sale of equity securities (including the 7% Debentures) in compliance with section 10.19 shall be excluded from any determination of Equity Proceeds."

                  3. AMENDMENTS TO THE REGISTRATION RIGHTS AGREEMENT. 3.1. ADDITION OF SECTION 2.8. The Registration Rights Agreement is hereby amended by adding new section 2.8 immediately following section 2.7 thereof:

                           "2.8. ADDITIONAL HOLDBACK AGREEMENTS. The holders of Registrable Securities agree, for the benefit of the holders of the 7% Debentures, that they will not effect any public sale or distribution of any of the Registrable Securities, except as permitted by the following provisions of this section 2.8, until the earlier of (a) January 21, 2001 and (b) the date on which there shall no longer exist any "7% Debentures Registrable Securities" (as defined in section 1). The holders of Registrable Securities may include pursuant to section
         2.1 up to 402,208 shares of Common Stock held by them in any registration initiated by the holders of the 7% Debentures, PROVIDED that such shares will not be sold or distributed pursuant to such registration except in accordance with the following schedule:

                                    "(i) 100,000 of such shares may be sold or
                  distributed at any time after the date such registration is declared effective by the Commission (the "Effective Date");

                                    "(ii) an additional 100,000 of such shares
                  may be sold or distributed at any time after the day that is ninety days after the Effective Date;

                                    "(iii) an additional 100,000 of such shares
                  may be sold or distributed at any time after the day that is one hundred eighty days after the Effective Date; and

                                    "(iv) all of such shares may be sold or
                  distributed at any time after the day that is two hundred seventy days after the Effective Date.

"Each holder of Registrable Securities hereunder may sell or distribute up to its PRO RATA share of each aggregate amount permitted by the foregoing clauses to be sold or distributed."

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                  3.2. ADDITIONAL DEFINITION. The following defined terms are hereby added to section 1 of the Registration Rights Agreement in the appropriate alphabetical order:

                           "AMENDMENT NO. 5: Amendment No. 5 to the Note Agreement, dated as of January 21, 2000, among the Company and the Investors.

                           "7% DEBENTURES REGISTRABLE SECURITIES: "Registrable Securities" as defined in the registration rights agreement pursuant to which the holders of the 7% Debentures have registration rights."

                  3.2. AMENDMENT OF DEFINITION. The following defined term is hereby amended and restated to read in its entirety as follows:

                           "AMENDMENT SHARES: the 402,208 Shares and the 200,000 Shares issued pursuant to section 4.2 of Amendment No. 4 and section
          5.1 of Amendment No. 5, respectively, to the Investors on a pro rata basis."

                  4. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants that:

                  4.1. ORGANIZATION, STANDING, ETC. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and the Company has all requisite power and authority to enter into and carry out the terms of this Amendment No. 5 and the transactions contemplated by this Amendment No. 5.

                  4.2. NO DEFAULTS. As of the date hereof, no condition or event exists which constitutes an Event of Default or Potential Event of Default.

                  5. CONDITIONS TO EFFECTIVENESS. The effectiveness of the waivers, amendments and other agreements contemplated hereby is subject to the fulfillment, to the satisfaction of the Purchasers, of the following conditions:

                  5.1. ISSUANCE OF SHARES OF COMMON STOCK. As consideration for the agreement of the Purchasers to consent to the incurrence of Debt under the 7% Debentures and the other agreements of the Purchasers contained herein, the Company shall have issued to each of the Purchasers the number of shares of Common Stock specified opposite such Purchaser's name in Annex 1

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attached hereto under the heading "Number of Shares of Common Stock to be
Issued in Connection with Amendment No. 5", and the Company shall have delivered to such Purchaser certificates representing such shares.

                  5.2. CONSENTS, AGREEMENTS. The Company shall have obtained all consents and waivers necessary in connection with the transactions contemplated hereby, and such consents and waivers shall be in full force and effect on the date hereof.

                  5.3. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Amendment No. 5 and all documents and instruments incident to such transactions shall be satisfactory to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  5.4. PAYMENT OF INTEREST. The Company shall have paid in advance the interest payment to become due on the Notes on February 25, 2000.

                  5.5. LEGAL FEES. The Company shall have paid the fees and disbursements of the Purchasers' special counsel incurred in connection with the transactions contemplated by Amendments Nos. 3, 4 and 5 and set forth in a statement delivered to the Company on or prior to the date hereof.

                  6. INTENT OF PURCHASERS. Each Purchaser represents that (a) it is acquiring the shares of Common Stock hereunder for its own account, not with a view to the distribution thereof or with any present intention of distributing or selling any of such shares except in compliance with the Securities Act and any applicable state securities laws, PROVIDED that the disposition of each Purchaser's property shall at all times be within its control and (b) it is an "accredited investor" within the meaning of Rule 502 of the Securities Act.

                  7. RATIFICATION. Except as amended hereby, all of the provisions of the Note Agreement shall remain in full force and effect.

                  8. MISCELLANEOUS. This Amendment No. 5 shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. THIS AMENDMENT NO. 5 SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Amendment No. 5 are for purposes of reference only and shall not limit or

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otherwise affect the meaning hereof. This Amendment No. 5 may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.









                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]









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                  If the Purchasers are in agreement with the foregoing,
please sign the form of agreement on the accompanying counterparts of this Amendment No. 5 and return one of the same to the Company, whereupon this Amendment No. 5 shall become a binding agreement between the Purchasers and the Company.

                                       Very truly yours,

                                       ECO SOIL SYSTEMS, INC.


                                       By:
                                          --------------------------

The foregoing Amendment is
hereby agreed to as of the
date hereof.

ALBION ALLIANCE MEZZANINE FUND, L.P.

By:  Albion Alliance LLC,
     its General Partner



         By:
            -------------------------
         Name:  Peter C. Gummeson
         Title: Senior Vice President


PARIBAS CAPITAL FUNDING LLC



By:
    -------------------------
Name:  Jeff Youle
Title: Managing Director


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